Exhibit 3.1

Amended and Restated Memorandum of Association of

Merqueo Holdings

Amended by Special Resolution dated 19th December, 2022

Grand Cayman

Cayman Islands

conyers.com

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THE COMPANIES ACT (2022 REVISION)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Merqueo Holdings

Amended by Special Resolution dated 19th December, 2022

1.	The name of the Company is Merqueo Holdings.

2.	The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1- 1111, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is U.S.$ 2,129,899 divided into 12,000,000,000 shares, comprising of the following authorized shares: (i) 8,756,562,706 Class A ordinary shares at par value U.S$0.000208, (ii) 27,236,835 Class B ordinary shares at par value U.S$0.000208 (iii) 114,581,438 Series A preferred shares at par value U.S$0.000208, (iv) 74,577,784 Series B preferred shares at par value U.S$0.000208, (v) 15,018,281 Additional Series B preferred shares at par value U.S$0.000208, (vi) 277,739,169 Series C-1 preferred shares U.S$0.000208, (vii) 58,448,579 Series C-2 preferred shares at par value U.S$0.000208, (viii) 8,601,157 Series C-3 preferred shares at par value U.S$0.000208, (ix) 905,372,205 Series D-1 preferred shares at par value U.S$0.000208, and (x) 1,761,861,846 Series D-2 preferred shares at par value U.S$0.000000208.

9.	The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

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Amended and Restated Articles of Association of

Merqueo Holdings

Amended by Special Resolution dated 19th December, 2022

Grand Cayman

Cayman Islands

conyers.com

www.verify.gov.ky File#: 393934

Merqueo Holdings

TABLE OF CONTENTS

INTERPRETATION
1.	Definitions
SHARES		1
2.	Power to Issue Shares	11
3.	Redemption, Purchase, Surrender and Treasury Shares	12
4.	Preferred Shares and Deemed Liquidation Event	13
5.	Restrictions on Transfers	14
6.	Pre-Emptive Rights	16
7.	Tag-Along Rights	17
8.	Drag-Along Rights	20
9.	New Shareholders	23
10.	Listing Rights	23
11.	Supermajority Voting Requirements	24
12.	Rights Attaching to Shares	26
13.	Calls on Shares	27
14.	Joint and Several Liability to Pay Calls	27
15.	Forfeiture of Shares	28
16.	Share Certificates and Closing Register of Members or Fixing Date	28
17.	Fractional Shares	29
REGISTRATION OF SHARES
18.	Register of Members	30
19.	Registered Holder Absolute Owner	31
20.	Transfer of Registered Shares and Clearing Houses	31
21.	Transmission of Registered Shares	33
22.	Evidence of Listed Shares	35
ALTERATION OF SHARE CAPITAL
23.	Power to Alter Capital	36
24.	Variation of Rights Attaching to Shares	37
DIVIDENDS AND CAPITALISATION
25.	Dividends	37
26.	Power to Set Aside Profits	38
27.	Method of Payment	39
28.	Capitalisation	39

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MEETINGS OF MEMBERS
29.	Annual General Meetings	40
30.	Extraordinary General Meetings	41
31.	Requisitioned Extraordinary General Meetings	41
32.	Notice	42
33.	Giving Notice and Access	43
34.	Postponement of General Meeting	44
35.	Electronic Participation in Meetings	45
36.	Quorum at General Meetings	45
37.	Chairman to Preside	45
38.	Voting on Resolutions	45
39.	Power to Demand a Vote on a Poll	46
40.	Voting by Joint Holders of Shares	47
41.	Instrument of Proxy	47
42.	Representation of Corporate Member	48
43.	Adjournment of General Meeting	49
44.	Written Resolutions	49
45.	Directors Attendance at General Meetings	50
DIRECTORS AND OFFICERS
46.	Election of Directors	50
47.	Board Committees and Appointment	52
48.	Term of Office of Directors	53
49.	Alternate Directors
50.	Removal of Directors	53
51.	Vacancy in the Office of Director	54
52.	Remuneration of Directors	55
53.	Defect in Appointment	55
54.	Directors to Manage Business	55
55.	Powers of the Board of Directors	59
56.	Register of Directors and Officers	59
57.	Officers	59
58.	Appointment of Officers	59
59.	Duties of Officers	59
60.	Remuneration of Officers	59
61.	Conflicts of Interest	59
62.	Indemnification and Exculpation of Directors and Officers	60

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MEETINGS OF THE BOARD OF DIRECTORS
63.	Board Meetings	61
64.	Notice of Board Meetings	61
65.	Electronic Participation in Meetings	62
66.	Representation of Director	62
67.	Quorum at Board Meetings	62
68.	Board to Continue in the Event of Vacancy	63
69.	Chairman to Preside	63
70.	Written Resolutions	63
71.	Validity of Prior Acts of the Board	63
CORPORATE RECORDS
72.	Minutes	64
73.	Register of Mortgages and Charges	64
74.	Form and Use of Seal	64
ACCOUNTS
75.	Books of Account	65
76.	Financial Year End	65
AUDITS
77.	Audit	66
78.	Appointment of Auditors	66
79.	Remuneration of Auditors	66
80.	Duties of Auditor	66
81.	Access to Records	66
VOLUNTARY WINDING-UP AND DISSOLUTION
82.	Winding-Up	67
CHANGES TO CONSTITUTION
83.	Changes to Articles	67
84.	Changes to the Memorandum of Association	67
85.	Discontinuance	67

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AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Merqueo Holdings

Table A

The regulations in Table A in the First Schedule to the Act (as defined below) do not apply to the Company.

INTERPRETATION

1.	DEFINITIONS

1.1.	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Acceptable Listing

means a Listing or Offering satisfying all of the following conditions: (a) the public offering of all Ordinary Shares of the Company on a Relevant Market; and (b) each holder of Preferred Shares was given the right to convert any Equity Securities held by it which were not already in the form of Ordinary Shares into Ordinary Shares prior to such Listing or Offering.

Act	the Companies Act (As Revised) of the Cayman Islands.

Affiliate

means, with respect to any Person, any other Person (including directors and officers of such Person) directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such Person, including, with respect to the Company, any shareholder or Affiliate thereof.

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Alternate Director	an alternate director appointed in accordance with these Articles.

Applicable Law	means any applicable statute, code, rule, regulation, treaty having the force of law, judgment, common or customary law or similar governmental restriction or directive by any Authority, in each case, as amended, re-enacted or replaced from time to time.

Articles	these Articles of Association as altered from time to time.

Audit Committee	means the audit committee of the Company formed pursuant to the Articles, or any successor audit committee.

Auditor	the person or firm for the time being appointed as Auditor of the Company and shall include an individual or partnership.

Authority	means any supranational, national, regional or local government or political subdivision thereof, or any governmental, administrative, executive, legislative, arbitral, regulatory, fiscal or judicial body, department, commission, authority, tribunal or agency, or any superintendency, monetary authority or central bank, including the supervisory authority for banking and other financial institutions, and any Person, whether or not government-owned and howsoever constituted or called, that exercises the functions of any such entity or claims to have jurisdiction over such matters.

Board or Board of Directors	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles, each a “Director” and collectively, the “Directors”.

Board Observer	has the meaning ascribed herein.

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Business Day	means a day when banks are open for business in the city of New York, New York and in the United States of America, and in the Cayman Islands.

Business Plan	means the business plan of the Company effective from time to time as approved pursuant to the Shareholders Agreement.

Buyer	has the meaning ascribed herein.

Chairman	means the Director elected or appointed from time to time by the Directors as chairman of a meeting of the Board of Directors.

Class A Ordinary Shares	means the Class A ordinary shares of the Company of a par value of USD$0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable, in the Shareholder Agreement.

Class B Ordinary Shares	means the Class B ordinary shares of the Company of a par value of USD$0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable, in the Shareholder Agreement. The Class B Ordinary Shares do not carry any voting rights.

clearing house	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

Colombian Pesos	means the lawful currency of the Republic of Colombia.

Control	means, with respect to any Person, any other Person having the power, directly or indirectly: (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of such Person; (ii) to appoint the majority of the administrators of such Person; (iii) to appoint a majority of the members of such Person’s Board of Directors; or (iv) to establish, direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (Controlling and Controlled have corresponding meanings).

Company	the company for which these Articles are approved and confirmed.

Compensation Committee	means the compensation committee of the Company formed pursuant to the Articles, or any successor compensation committee.

Competing Business	means any entity satisfying both of the following conditions: (a) its primary operating business is an online grocery retailer; and (b) its business operations are primarily located in Latin America (including, for the avoidance of doubt, Mexico).

Designated Stock Exchange	means any national securities exchange in the United States on which the securities are listed for trading, including the Nasdaq Capital Market.

Director or Directors	a director, including a sole director, for the time being of the Company, and directors, including the directors for the time being of the Company.

Drag-Along Buyer	has the meaning ascribed to it in Article 8.1.

Dragging Shareholder	has the meaning ascribed to it in Article 8.1.

Exchange Act	means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

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Equity Securities	means, with respect to the Company or any other company: (a) any Shares of any class in the capital thereof; (b) any Share Equivalents issued by the Company or such other company; (c) any other bonds, notes, options, warrants or other instruments issued by the Company or such other company which are convertible or exchangeable into equity securities of the Company or such other company; and (d) any instrument which represents a beneficial ownership interest in Shares of the Company or such other company, in each case, whether existing on the date of these Articles or created or acquired thereafter.

Independent Director	means a Director who currently does not have, and has not, within the last five (5) years had, any (a) direct or indirect material relationship with the Company (other than membership on the Board) either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or (b) other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

OR,

upon the consummation of an Acceptable Listing, has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

Listing	means the admission of the Shares of the Company or its holding Company to listing on any securities exchange or other public trading market.

Liquidation Event	means any liquidation, winding up or bankruptcy, composition with creditors or other analogous insolvency proceeding of the Company, whether voluntary or involuntary, or any petition presented or resolution passed for any such event or for the appointment of an insolvency practitioner.

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Major Investor	means as of the date of this Agreement Portland Investors, Fuel Investors (as defined in the Shareholders Agreement), IDCV Investors (as defined in the Shareholders Agreement), IDB Invest (as defined in the Shareholders Agreement) and MGM Investor (as defined in the Shareholders Agreement) and in the future any Shareholder which has (either individually or together with one or more Affiliates of such Shareholder) acquired Equity Securities from the Company or the Company´s holding company for an aggregate investment of ten million dollars USD ($10,000,000) or more.

Member	has the meaning given to it in the Act.

Memorandum	means the amended and restated memorandum of association of the Company.

month	calendar month.

notice	written notice as further provided in these Articles unless otherwise specifically stated.

Notice of Acceptance	has the meaning ascribed to it in Article 6.3.

Notice of Pre-Emptive Rights	has the meaning ascribed to it in Article 6.2.

Notification Date	has the meaning ascribed to it in Article 6.3.

Non-Permitted Transferee	means any Person (a) to whom a Transfer of Equity Securities would result in an unauthorized share transaction as applicable under the Shareholders Agreement or (b) which would qualify as a Competing Business (unless the Board determines, with the approval of a simple majority of the Board (not including any Director appointed by the relevant Shareholder proposing a Transferee, if applicable), that a Person which would otherwise qualify as a Competing Business shall be a permitted Transferee hereunder).

Offering	means any primary or secondary public offering of Equity Securities of the Company.

Officer	any person appointed by the Board to hold an office in the Company.

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Shareholders holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Shareholders entitled to vote.

Ordinary Shares	means the Class A Ordinary Shares and Class B Ordinary shares of the Company each of a par value of USD$0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable, in the Shareholder Agreement; and any additional ordinary shares or classes or ordinary shares created.

paid-up	paid-up or credited as paid-up.

Person	means any natural person or any company, exempted company, exempted limited partnership, partnership, joint venture, firm, corporation, voluntary association, trust, enterprise, unincorporated organization or other corporate body or any authority or any other entity whether acting in an individual, fiduciary or other capacity, including that Person’s successors and permitted assigns.

Preferred Series A Shares	means the series A preferred shares in the capital of the Company of a par value of USD$ 0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

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Preferred Additional Series B Shares	means the additional series B preferred shares in the capital of the Company of a par value of USD$ 0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

Preferred Series B Shares	means the series B preferred shares in the capital of the Company of a par value of USD$ 0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

Preferred Series C-1 Shares	means the series C-1 preferred shares in the capital of the Company of a par value of USD$ 0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

Preferred Series C-2 Shares	means the series C-2 preferred shares in the capital of the Company of a par value of USD$ 0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

Preferred Series C-3 Shares	means the series C-3 preferred shares in the capital of the Company of a par value of USD$ 0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

Preferred Series D-1 Shares	means the series D-1 preferred shares in the capital of the Company of a par value of USD$ 0.000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

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Preferred Series D-2 Shares	means the series D-2 preferred shares in the capital of the Company of a par value of USD$ 0.000000208 each, having the rights, and subject to the restrictions, provided for in these Articles and as applicable in the Shareholders Agreement.

Preferred Shares	means collectively the Preferred Series A Shares, Preferred Series B Shares, Preferred Additional Series B Shares, Preferred Series C-1 Shares, Preferred Series C-2 Shares, Preferred Series C-3 Shares, Preferred Series D-1 Shares and Preferred Series D-2 Shares, and any other series of preferred shares in the capital of the Company created from time to time, each series having the rights, and subject to the restrictions, provided for in these Articles and as applicable, in the Shareholders Agreement.

Proposed Sale	has the meaning ascribed to it in Article 8.2.

Register of Directors and Officers	the register of directors and officers referred to in these Articles.

Register of Members	the register of members maintained by the Company in accordance with the Act.

Relevant Fraction	means the fraction in which (a) the numerator is the number of Equity Securities of the Company held by relevant shareholder (as of the date of the Tag-Along Notice) and (b) the denominator is the aggregate number of Equity Securities of the Company held by all the Selling Shareholders and all Participating Shareholders (as of the date of the Tag-Along Notice), with such calculation subject to adjustment in the case of different classes of Equity Securities in the manner set forth in Article 7 (Tag- Along Rights).

Relevant Issuance	has the meaning ascribed to it in Article 6.2.

Relevant Issuance Date	has the meaning ascribed to it in Article 6.2.

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Relevant Market	means NYSE, Nasdaq Capital Market, London Stock Exchange, Bovespa, BMV, BIVA, BVC, the Toronto Stock Exchange or any other reputable and internationally recognized automated quotation system(s) or stock exchange(s) acceptable by favorable vote at any Shareholder´s meeting.

Sale of the Company	means either (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from the shareholders of the Company shares representing all of the outstanding voting power of the Company (a Share Sale); or (b) any transaction described in clause (a) of the definition of Deemed Liquidation Event.

Seal	the common seal or any official or duplicate seal of the Company.

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary.

SEC	means the United States Securities and Exchange Commission.

Securities Act	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

Shareholder Excess Election	has the meaning ascribed to it in Article 6.4.

Selling Shareholder	has the meaning ascribed to it in Article 7.1.

Shareholder	means a Member.

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Share	means any share in the capital of the Company, including the Ordinary Shares, Preferred Shares and shares of other classes and including a fraction of a share.

Share Capital	means, as to any Person (other than a natural Person), all shares of capital stock of any class or other ownership interests of any kind, however called, in such Person, and any and all warrants, subscription bonus, convertible debentures or debt, options or other rights to purchase, subscribe or acquire title to any of the foregoing.

Shareholders Agreement	means that certain shareholders agreement entered into by and between certain individuals and entities listed therein, and the Company dated on or about the date hereof.

Share Option Plan	means that certain employee stock option plan.

Special Resolution

(i) a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given (and for the avoidance of doubt, unanimity qualifies as a majority); or

(ii) a written resolution passed by unanimous consent of all Shareholders entitled to vote.

“signed”	means a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication.

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Sustainability Committee	means the sustainability committee of the Company formed pursuant to the Articles, or any successor sustainability committee.

Timely Notice	means, at least 20 Business Days’ notice.

Tag-Along Right	has the meaning ascribed to it in Article 7.

Tag-Along Notice	has the meaning ascribed to it in Article 7.

Transfer	means to transfer, sell, convey, assign, pledge, hypothecate, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily, and Transferring and Transferred have corresponding meanings.

Unallocated Share	has the meaning ascribed to it in Article 6.4.

written resolution	a resolution passed in accordance with these Articles.

year	calendar year.

1.2.	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

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(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re- enactment thereof;

(f)	the word “corporation” means corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3.	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	POWER TO ISSUE SHARES

2.1	Subject to the provisions of the Shareholders Agreement, these Articles, to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, and to any resolution of the Shareholders to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall, with the prior approval by way or Ordinary Resolution (except, in accordance with Article 11 of these Articles, prior to the consummation of an Acceptable Listing, any issuance of Preferred Series D-1 Shares and Preferred Series D-2 Shares the prior approval shall be by way of Special Resolution), by the Shareholders at a general meeting, have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Act.

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2.2	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute, provided that for so long as the securities of the Company are listed for trading on the Designated Stock Exchange, title to such securities may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange, if and as applicable.

2.3	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

2.4	The Company shall not issue shares in bearer form and shall only issue shares as fully paid.

3.	REDEMPTION, PURCHASE, SURRENDER AND TREASURY SHARES

3.1.	Subject to the Act, and to the provisions, if any, in the Memorandum, these Articles (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Company:

(i)	is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member and may make payments in respect of such redemption in accordance with the Act.

(ii)	is authorised to purchase any share in the Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Act, provided, where applicable, that the manner of purchase is in accordance with any applicable requirements imposed from time to time by the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law;

(iii)	authorises the Board to determine the manner or any of the terms of any redemption or purchase, provided, where applicable, that the manner of purchase is in accordance with any applicable requirements imposed from time to time by the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

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3.2.	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.3.	The Company authorises the Board pursuant to section 37(5) of the Act to make a payment in respect of the redemption or purchase of its own shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of shares, subject to, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

3.4.	No share may be redeemed or purchased unless it is fully paid-up.

3.5.	The Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

3.6.	The Company is authorised to hold treasury shares in accordance with the Act.

3.7.	The Board may designate as treasury shares any of its shares that it purchases or redeems, or any shares surrendered to it, in accordance with the Act.

3.8.	Shares held by the Company as treasury shares shall continue to be classified as treasury shares until such shares are either cancelled or transferred in accordance with the Act.

4.	PREFERRED SHARES AND DEEMED LIQUIDATION EVENT

4.1.	The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Shares are as set forth below and in these Articles and are subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

4.2.	Each Shareholder agrees to vote or cause to be voted all shares of the Company owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares from time to time to ensure that there will be sufficient shares available for conversion of all of the Preferred Shares outstanding at any given time to Class A Ordinary Shares.

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4.3.	A merger or consolidation in which (i) the Company is a constituent party or (ii) a Subsidiary of the Company is a constituent party, and the Company issues Shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Subsidiary in which the Shares of the Company issued and outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for Shares of the Company that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the Share Capital of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned Subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (such exempted merger or consolidation, a Permitted Reorganization Event); and

4.4.	(i) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or (ii) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Company; provided, that in the case of each of (i) and (ii), the relevant event shall not be a Deemed Liquidation Event if the holders of a majority of each series of Preferred Shares (voting as separate classes) of the Company elect otherwise.

5.	RESTRICTIONS ON TRANSFERS

5.1	The Company shall: and not recognize any purported Transfer of the Shares of the Company in violation of the Shareholders Agreement or record or register any such Transfer of such Equity Securities. Any Transfer made in breach of the Shareholders Agreement shall be null and void ab initio.

5.2	Each Shareholder shall not Transfer any Equity Securities in the Company held directly or indirectly by it if (i) such Transfer would constitute an unauthorized share transaction (as applicable in the Shareholders Agreement) or (ii) if the relevant transferee is a Non-Permitted Transferee; provided, that in the case of a Transfer pursuant to Article 4.4 (Drag-Along Rights), clause (b) of the definition of Non-Permitted Transferee set forth herein, relating to a Competing Business, shall not apply.

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5.3	If a Shareholder wishes to Transfer any Shares or other Equity Securities in the Company to a Person that is not already a Shareholder and such Transfer is otherwise permitted hereunder, such Shareholder shall require as a condition of the Transfer that such transferee executes the documentation required by, and otherwise complies with, the provisions of Article 4.8 (New Shareholders).

5.4	For the avoidance of doubt, the restrictions on Transfer set forth in this Article 4 shall not apply to any Transfer of Shares by IDB Invest or IDB/CTF (as defined in the Shareholders Agreement) pursuant to the terms of the IDB Invest Put Option Agreement (as defined in the Shareholders Agreement) and/or Article 3.4 (Energy Transition Strategic Plan and Climate Incentive Mechanism).

5.5	Except as otherwise set forth in this Agreement, all Equity Securities of the Company held by the Shareholders shall be freely transferable and tradable subject to the terms and conditions of this Agreement. At the request of any Shareholder, the Company shall provide to a potential purchaser of such Equity Securities such information about the Company as the Board shall reasonably determine to be appropriate, subject to Applicable Law, the execution of a non- disclosure agreement and the implementation of such other reasonable processes as the Board shall reasonably determine to be necessary to protect the Company’s confidential information, including reasonable access to the Company’s management, staff and Directors as necessary or desirable for the Transfer of such Shareholder’s Equity Securities.

5.6	The following Articles from Article 5.1 to Article 5.5 shall terminate upon the consummation of an Acceptable Listing.

5.7	Following the consummation of an Acceptable Listing, and subject to the terms of the Articles, any Member may transfer all or any of his or her Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

5.8	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

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6.	PRE-EMPTIVE RIGHTS

6.1	Shareholder agrees to vote or cause to be voted all Shares of the Company owned by such Shareholder, or over which such Shareholder subject to Article 6.7 below, each shareholder shall have the right to purchase its pro-rata share of equity securities issued in a relevant issuance in accordance with this Article 6.

6.2	Subject to the Shareholders Agreement, the Company shall not issue Equity Securities other than in an Excluded Issuance (as defined in the Shareholders Agreement), unless it has given each Shareholder notice (a “Notice of Pre-emptive Rights”) describing the terms of the issuance and offering each Shareholder an opportunity to purchase its Pro-rata Share of such issuance (the “Relevant Issuance”). The Notice of Pre-emptive Rights shall state (i) the relevant class or type of Equity Securities, (ii) the price, (iii) the material terms of the issuance, (iv) the expected date or timeline of the Relevant Issuance (the “Relevant Issuance Date”) and (v) each Shareholder’s Pro-rata Share (as defined in the Shareholders Agreement) of the Relevant Issuance.

6.3	Each Shareholder shall have fifteen (15) days after the date when the Notice of Pre-emptive Rights is delivered (the “Notification Date”) to give the Company notice setting forth the portion of such Shareholder’s Pro-rata Share of the Relevant Issuance (as specified in the Notice of Pre- emptive Rights) that the Shareholder elects to subscribe for (the “Notice of Acceptance”).

6.4	If any Shareholder does not elect to purchase its full Pro-rata Share of a Relevant Issuance (any Equity Securities which a shareholder does not so elect to purchase, an “Unallocated Share”), then the Company shall promptly give notice to each of the Shareholders which has delivered a Notice of Acceptance, specifying the aggregate Unallocated Shares of all Shareholders. Each such Shareholder which has delivered a Notice of Acceptance shall thereupon have five (5) days from the date on which such notice from the Company is delivered to elect to purchase all or any portion of such aggregate Unallocated Shares by giving notice to the Company (a “Shareholder Excess Election”) to such effect. To the extent that more than one Shareholder makes a Shareholder Excess Election which, in the aggregate, exceed the number of Unallocated Shares available, each such electing Shareholder shall be entitled to purchase its pro rata portion of the Unallocated Shares based on the proportion that its shareholding in the Company bears to the aggregate shareholding in the Company of all the Shareholders which have made Shareholder Excess Elections.

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6.5	If any portion of the aggregate Unallocated Shares are not subscribed for in accordance with Article 6.4 above, the Company may sell any remaining Equity Securities in the Relevant Issuance to any other Person or Persons other than any Non-Permitted Transferee, but only at a price and upon terms and conditions in all respects that are no more favorable to such other Person or Persons than those set forth in the Notice of Pre-emptive Rights; provided, that if the Company does not consummate the issuance of all or part of the remaining Equity Securities subject to the Notice of Pre-emptive Rights to such other Person or Persons within ninety (90) days after the date on which the last Shareholder Excess Election is made (or, if no such Shareholder Excess Election is made, the date of the last Notice of Acceptance), the rights provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to the Shareholders in accordance with this Article 6.

6.6	On the Relevant Issuance Date:

(i)	Each Shareholder shall subscribe and pay in full for the number of Equity Securities specified in its Notice of Acceptance and, if applicable, its Shareholder Excess Election (or such lesser amount as determined in accordance with the last sentence of Article 5.4; and

(ii)	the Company shall register in its share registry and, if applicable, issue new certificates in relation thereto, the Equity Securities for which such Shareholder has subscribed.

6.7	The provisions of this Article 6 shall not apply to any issuance of Equity Securities if the Shareholders’ Meeting agrees that a respective issuance shall not be subject to the Pre-emptive right, subject to the qualified majority provided for under this Agreement.

6.8	This Article 6 shall terminate upon the consummation of an Acceptable Listing.

7.	TAG-ALONG RIGHTS

7.1	If any Shareholder If any Shareholder (each, a “Selling Shareholder”), or any group of Selling Shareholders together (whether in one transaction or a series of related transactions), proposes to Transfer any Equity Securities in the Company which it owns, directly or indirectly, to any other Person including to any other Shareholder (a “Buyer”), subject to the restrictions in Article 5(Restrictions on Transfer), including that such Buyer not be a Non-Permitted Transferee, in an amount which would result in the Transfer of more than fifty percent (50%) of the Company’s Share Capital on a Fully-Diluted Basis, then such Selling Shareholder(s) shall offer each of the other Shareholders holding Ordinary Shares, the right to participate in such Transfer (the “Tag-Along Right”) in accordance with this Article 7; provided, that such Transfer shall always be subject to compliance with the requirements of Article 5 (Restrictions on Transfers).

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7.2	The Selling Shareholder(s) shall promptly, but in any case not later than fifteen (15) Business Days prior to the proposed date of closing of any Transfer described in Article 7.1 above, give notice (the Transfer Notice) to each other Shareholder specifying the terms of the Transfer and notifying each other Shareholder of its Tag-Along Right. The Transfer Notice shall describe in reasonable detail the relevant Transfer, including:

(i)	the number and type of Equity Securities of the Company proposed to be purchased by the Buyer;

(ii)	the identity of the Buyer;

(iii)	the price or other consideration proposed to be paid by the Buyer;

(iv)	the expected date or timeline of such Transfer; and

(v)	any other material terms and conditions of the Transfer; and shall be accompanied, if available, by draft sale documentation or other information reasonably requested by any Shareholder.

7.3	Each Shareholder (in this context, a Participating Shareholder) may exercise its Tag-Along Right by giving notice thereof (a Tag-Along Notice) to the Selling Shareholders within a period of ten (10) days after its receipt of the Transfer Notice (the Tag-Along Period) setting forth the number of its Equity Securities to be included in the proposed Transfer (the Tagged Shares).

7.4	The Tag-Along Right may be exercised, in whole or in part, at the option of each of the Shareholders.

7.5	The maximum number of Tagged Shares of each Participating Shareholder shall be equal to the number (rounded, where applicable, to the nearest whole number) which is equal to the product obtained by multiplying (i) the number of Equity Securities to be included in the proposed Transfer to the Buyer by (ii) the Relevant Fraction.

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7.6	The number of Equity Securities to be Transferred by the Selling Shareholder(s) to the Buyer in such transaction shall be reduced by the number of Tagged Shares in order to accommodate the Tagged Shares in the transaction; provided, that if the Buyer notifies the Selling Shareholder(s) that it is willing to purchase a larger number of Equity Securities than the number stated in the Tag-Along Notice, (i) the maximum number of Tagged Shares of each Participating Shareholder shall be increased to take into account this increase and (ii) the Selling Shareholder(s) shall provide a copy of such notice to each Participating Shareholder. Each such Participating Shareholder shall have the option, exercisable within ten (10) days of receipt of such notice, to increase the total number of its Tagged Shares accordingly (and the Relevant Fraction of such Participating Shareholder shall be calculated based on the increased total number of Shares which the Buyer has agreed to purchase).

7.7	If any Tag-Along Notice is delivered to the Selling Shareholder(s) prior to the end of the Tag- Along Period, the Selling Shareholder(s) shall not Transfer any of their Equity Securities in the Company unless, at the same time, the Buyer purchases all of the Tagged Shares on the same terms and conditions (including with respect to price) and at the same time as the Transfer by the Selling Shareholder(s); provided, that no Participating Shareholder shall be required in relation to such sale of Tagged Shares:

(i)	to make any representation or warranty to the Buyer, other than as to good title to the Tagged Shares, absence of liens with respect to the Tagged Shares, customary representations and warranties concerning such Participating Shareholder’s power and authority to undertake the proposed Transfer, and the validity and enforceability of such Participating Shareholder’s obligations in connection with the proposed Transfer; or

(ii)	to pay any fees or expenses of any Person (other than itself) in connection with the exercise of its rights under this Article 7.

7.8	The Transfer of Tagged Shares and the Equity Securities of the Selling Shareholder(s) shall take place on the date or within the timeline set forth in the Transfer Notice or such date which is not later than ninety (90) days after the expiration of the Tag-Along Period; provided, that each Participating Shareholder has received at least fifteen (15) days’ prior notice of such transaction date.

7.9	If no Tag-Along Notice is delivered to the Selling Shareholders to the end of the Tag-Along Period, the Selling Shareholder may complete the Transfer on the terms and conditions set forth in the Tag-Along Notice. If the Transfer is not consummated within ninety (90) days after the expiration of the Tag-Along Period, the rights of the Selling Shareholder to complete the Transfer under this Article 7.9 shall expire and the rights of the other Shareholders and the obligations of the Selling Shareholder(s) under this Article 7 shall be reinstated.

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7.10	In the event that a Participating Shareholder holds Equity Securities of a different class to that which the Selling Shareholder(s) propose to Transfer, the Tag-Along Right shall apply to such Equity Securities and (i) the number of such Equity Securities that can constitute Tagged Shares and (ii) the consideration payable to such Participating for the Tagged Shares shall be calculated as if all Equity Securities of the Company held by the Selling Shareholders and such Participating Shareholder which will be subject to a Transfer (assuming full exercises of Tag-Along Rights) were of the same class; provided, that if such Equity Securities are convertible into Class A Ordinary Shares, then the foregoing shall be calculated as if all such Equity Securities of the Company had been converted into Class A Ordinary Shares of the Company on the date immediately prior to the date of the Tag-Along Notice (to the extent not already in the form of Class A Ordinary Shares of the Company) at the conversion price which would be applicable on such date had such conversion occurred on such date.

7.11	This Article 7 shall terminate upon the consummation of an Acceptable Listing.

8.	DRAG-ALONG RIGHT

8.1	Subject to the Shareholders Agreement, if at any time following the Effective Date (as defined in the Shareholders Agreement), any Major Investor (each such Shareholder or group of Shareholders, the “Dragging Shareholder” or “Dragging Shareholders”) proposes a Sale of the Company to a single bona fide third party that is not a Related Party of any Dragging Shareholder (a “Drag-Along Buyer”) (directly or indirectly), whether through a single transaction or a series of related transactions, and such transaction is approved by (i) Shareholders holding at least sixty percent (60%) of the issued and outstanding Shares (measured on an as-converted to Class A Ordinary Shares basis), and (ii) in the event that proposed aggregate consideration payable pursuant to the Sale of the Company contemplated by this Article 4.4 is less than three hundred Million dollars (USD) ($300.000.000), the majority of the Shareholders holding Preferred Shares (measured on an as-converted to Class A Ordinary Shares basis), then, subject to satisfaction of each of the conditions set forth in Article 4.4(b) below, each Shareholder and the Company hereby agree:

(i)	if such transaction requires shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Organizational Documents required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company or the Shareholders to consummate such sale of the Company (in accordance with the Shareholders Agreement);

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(ii)	if such transaction is a Share Sale, to sell the same proportion of shares of capital shares of the Company beneficially held by such Shareholder as is being sold by the Dragging Shareholders to the Person to whom the Dragging Shareholders propose to sell their Shares, and, except as permitted in Article 8.2 below, on the same terms and conditions as the other shareholders of the Company;

(iii)	to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Dragging Shareholders in order to carry out the terms and provision of this Article 8, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(iv)	not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v)	to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Dragging Shareholders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby; and

(vi)	if the consideration to be paid in exchange for the Shares pursuant to this Article 8 includes any securities and due receipt thereof by any Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

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8.2	Notwithstanding anything to the contrary set forth herein, no Major Investor will be required to comply with Article 8.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(i)	any representations and warranties to be made by such Major Investor in connection with the Proposed Sale are limited in respect to themselves to representations and warranties related to authority, ownership and the ability to convey title to such Shares and other customary representations, including, but not limited to, representations and warranties that (w) the Major Investor holds all right, title and interest in and to the Shares such Major Investor purports to hold, free and clear of all liens and encumbrances, (x) the obligations of the Major Investor in connection with the transaction have been duly authorized, if applicable, (y) the documents to be entered into by the Major Investor have been duly executed by the Major Investor and delivered to the acquirer and are enforceable (subject to customary limitations) against the Major Investor in accordance with their respective terms; and (z) neither the execution and delivery of documents to be entered into by the Major Investor in connection with the transaction, nor the performance of the Major Investor’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Major Investor is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Major Investor;

(ii)	such Major Investor is not required to agree to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Major Investor’s capacity as a shareholder of the Company;

(iii)	The Major Investor is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company or itself (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholder);

(iv)	liability shall be limited to such Major Investor’s applicable share (determined based on the respective proceeds payable to each Major Investor in connection with such Proposed Sale) of a negotiated aggregate indemnification amount that applies equally to all Major Investor but that in no event exceeds the amount of consideration otherwise payable to such Major Investor in connection with such Proposed Sale, except with respect to claims related to fraud by such Major Investor, the liability for which need not be limited as to such Major Investor;

(v)	upon the consummation of the Proposed Sale (i) each holder of each class or series of the Shares of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per Common Share as is received by other holders in respect of their Ordinary Shares, and (iv) the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with this Agreement; provided, however, that, notwithstanding the foregoing provisions of this Article 8.2, if the consideration to be paid in exchange for the Shares held by the Major Investor pursuant to this Article 8.2(v) includes any securities and due receipt thereof by any Major Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Major Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to the Major Investor in lieu thereof, against surrender of the Shares held by the Major Investor which would have otherwise been sold by such Major Investor, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Major Investor.

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8.3	This Article 8 shall automatically terminate upon the consummation of an Acceptable Listing.

9.	NEW SHAREHOLDERS

9.1	In accordance with the Shareholders Agreement, the Company shall (i) not issue any Equity Securities of the Company to any Person other than a Shareholder already party to the Shareholders Agreement and (ii) no Shareholder shall transfer any Equity Securities in the Company to any Person, other than a Shareholder already party to the Shareholders Agreement, unless such Person:

(i)	executes an accession instrument confirming that it shall be bound by the Shareholders Agreement as a Shareholder in respect of all Equity Securities in the Company held or to be held by such Person and promptly provides copies of such executed accession instrument to each of the other parties to the Shareholders Agreement;

(ii)	delivers to each of the other parties to the Shareholders Agreement: (i) a certificate of incumbency and authority as applicable in the Shareholders Agreement; (ii) a copy of the applicable corporate documentation of such Person authorizing the execution of the accession instrument as applicable under the Shareholders Agreement and the subscription or purchase of the applicable Equity Securities in the Company; and (iii) any other documentation reasonably requested by any party to this Agreement; and

(iii)	For the avoidance of doubt, (A) any such Person shall become a party to ths Shareholders Agreement upon their execution of an Accession Instrument (as defined in the Shareholders Agreement) and (B) this Article 9 shall not apply to a transaction effected pursuant to Article 8 (Drag-Along Right), an Acceptable Listing or a Listing or Offering made pursuant to Article 10 (Listing Rights).

9.2	This Article 9 shall automatically terminate upon the consummation of an Acceptable Listing.

10.	LISTING RIGHTS

10.1	If an Acceptable Listing has not taken place by October, 2026, the Major Investors, shall have the right to deliver a notice to the Company requiring it to consummate a Listing on a Relevant Market as promptly as possible, and in any event within one hundred and eighty (180) days of such notice.

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10.2	If the Company proposes a Listing or to undertake an Offering, the Company shall ensure that each holder of Preferred Shares has a period of at least thirty (30) days prior to such Listing or Offering to convert any Equity Securities not in the form of C l a ss A Ordinary Shares of the Company into Class A Ordinary Shares of the Company.

10.3	The Company shall keep the Board of Directors fully informed of all material activities undertaken by the Company in connection with any Listing or Offering

10.4	To the maximum extent permitted by law, the Company shall indemnify and hold harmless each of the Major Shareholders with their respective officers, directors, agents, employees, representatives, attorneys, Affiliates, successors and assigns from and against any and all claims, actions, investigations, proceedings, suits, judgments, demands, damages (including foreseeable and unforeseeable compensatory damages and punitive claims), losses, liabilities (including liabilities for penalties), costs and expenses of any nature or kind whatsoever, whether actual or prospective, including all court costs and reasonable fees and disbursements of counsel on a full indemnity basis, arising out of or in connection with any violation of Applicable Law, violation of regulation or disclosure requirements or other requirements of any relevant Authority or stock exchange relating to any Listing or Offering.

10.5	This Article 10 shall automatically terminate upon the consummation of an Acceptable Listing.

11.	SUPERMAJORITY VOTING REQUIREMENTS

11.1	No decision or action relating to the following matters shall be taken by the Company, or by the Shareholders in respect of the Company, and in the case of the sub-sections below referring to the Material Subsidiaries, the Company shall ensure that each of its Material Subsidiaries (as defined in the Shareholders Agreement) shall not take any such decision or action, without the prior approval of Shareholders holding Shares of the Company representing at least seventy percent (70%) of the voting Shares of the Company (with all Shareholders voting as a single class, on an as-converted to Class A Ordinary Shares basis):

(i)	any amendments to, repeal of, or variation of its Organizational Documents or any other action, in each case, that has or could reasonably be expected to result in a conflict with or variation of the rights, privileges or preferences of any Preferred Series D-1 Shares or Preferred Series D-2 Shares;

(ii)	the issuance or creation of any Equity Securities, or reclassify any outstanding Equity Securities into other Equity Securities, ranking equal or senior to the Preferred Series D-1 Shares or Preferred Series D-2 Shares;

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(iii)	any material change in the nature or scope of the business of the Company or of any of its Material Subsidiaries (as defined in the Shareholders Agreement) including any cessation of all or a part of such business;

(iv)	(A) any Deemed Liquidation Event or (B) any sale, lease, transfer, disposal or acquisition by the Company or any Material Subsidiary, whether in one or a series of transactions, which consists of the shares of any Material Subsidiary resulting in the Company owning less than fifty-point one percent (50.10%) of the shares of such Material Subsidiary;

(v)	other than a Deemed Liquidation Event or a Permitted Reorganization Event, any merger, consolidation, spin-off or reorganization of the Company or any Material Subsidiary;

(vi)	any share redemption or other reduction of capital of the Company, except (A) for IDB Invest Put Option Agreement (as defined in the Shareholders Agreement) or (B) to the extent required under Article 3.4 (e) (Energy Transition Strategic Plan and Climate Incentive Mechanism);

(vii)	the decision to enter into a liquidation procedure, wind up, dissolve or commence insolvency proceedings, or the authorization of any Liquidation Event, in either case relating to the Company or any Material Subsidiary;

(viii)	the acquisition by the Company or any Material Subsidiary of any business or Share Capital of any entity or the entry into any equity partnership or joint venture arrangement involving an equity participation (or merger transaction, in the case of any Material Subsidiary), other than to the extent expressly provided for in the then current Business Plan;

(ix)	the declaration or making of any Distribution (as defined in the Shareholders Agreement) in relation to any Equity Securities of the Company (or Equity Securities of any Material Subsidiary) other than in accordance with the Distribution Policy (as defined in the Shareholders Agreement);

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(x)	increase or decrease the authorized number of directors constituting the Board of Directors, or change the number of votes entitled to be cast by any director or directors on any matter;

(xi)	permit the creation of any lien over the assets of the Company or any of the Material Subsidiaries, other than liens arising in the ordinary course of business;

(xii)	the decision to authorize an issuance of shares not subject to the preemptive right;

(xiii)	decision to appoint or replace the Auditor; and

(xv)	agree, commit or resolve to do or otherwise effect any of the foregoing.

11.2	For the avoidance of doubt (i) no decision or action relating to any amendment or waiver of the IDB Invest Policy Agreement (as defined in the Shareholders Agreement) shall be taken by the Company, or by the Shareholders in respect of the Company, and the Company shall ensure that each of its Material Subsidiaries (as defined in the Shareholders Agreement) shall not take any such decision or action, without the prior consent of IDB Invest and (ii) the approval requirements of Article 11.1 shall not apply to (y) any conversion or issuance of Preferred Series A Shares, Preferred Series B Shares, Preferred Additional Series B Shares, Preferred Series C-1 Shares, Preferred Series C-2 Shares, Preferred Series C-3 Shares, Preferred Series D-1 Shares or Preferred Series D-2 Shares or any other Equity Securities or any notes or other debt instruments, or (z) the issuance or exercise of the any warrant to purchase Preferred Series D-2 Shares (including the exercise thereof by the Investors and related issuance of Preferred Series D-2 Shares pursuant thereto).

11.3	This Article 11 shall terminate upon the consummation of an Acceptable Listing.

12.	RIGHTS ATTACHING TO SHARES

Subject to the provisions of these Articles, the Memorandum and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the share capital of the Company shall be divided into classes of Ordinary Shares (Class A Ordinary Shares and Class B Ordinary Shares) and series of Preferred Shares (Preferred Series A Shares, Preferred Series B Shares, Preferred Additional Series B Shares, Preferred Series C-1 Shares, Preferred Series C-2 Shares, Preferred Series C-3 Shares, Preferred Series D-1 Shares and Preferred Series D-2 Shares) the holders of which shall, subject to these Articles:

(a)	be entitled to one vote per share (except for the Class B Ordinary Shares, whereby such class does not have any voting rights) (and prior to the consummation of an Applicable Listing, on an as-converted basis, one-for-one);

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(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

13.	CALLS ON SHARES

13.1.	Subject to the provisions, if any, in the Memorandum and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

13.2.	Subject to the provisions, if any, in the Memorandum and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

13.3.	Subject to the provisions, if any, in the Memorandum and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the terms of any issue of shares may include different provisions with respect to different Members in the amounts and times of payments of calls on their shares.

14.	JOINT AND SEVERAL LIABILITY TO PAY CALLS

Subject to the provisions, if any, in the Memorandum and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

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15.	FORFEITURE OF SHARES

15.1.	Subject to the provisions, if any, in the Memorandum and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, if any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Merqueo Holdings (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

___________________________________

[Signature of Secretary] By Order of the Board

15.2.	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Act.

15.3.	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

15.4.	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

16.	SHARE CERTIFICATES AND CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

16.1.	Every Member shall be entitled to a certificate under the common seal (if any) or a facsimile thereof of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

16.2.	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

16.3.	Share certificates may not be issued in bearer form.

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16.4.	Share certificates shall be issued within the relevant time limit as prescribed by the Act, if applicable, or as the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

16.5.	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

16.6.	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

16.7.	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

17.	FRACTIONAL SHARES

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

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REGISTRATION OF SHARES

18.	REGISTER OF MEMBERS

18.1.	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Board shall cause to be kept in one or more books a Register of Members which may be kept in or outside the Cayman Islands at such place as the Board shall appoint and shall enter therein the following particulars:

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	whether the shares held by a Member carry voting rights under the Articles and, if so, whether such voting rights are conditional;

(c)	the date on which each person was entered in the Register of Members; and

(d)	the date on which any person ceased to be a Member.

18.2.	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Board may cause to be kept in any country or territory one or more branch registers of such category or categories of members as the Board may determine from time to time and any branch register shall be deemed to be part of the Company’s Register of Members.

18.3.	Any register maintained by the Company in respect of listed shares may be kept by recording the particulars set out in Article 18.1 in a form otherwise than legible if such recording otherwise complies with the laws applicable to and the rules and regulations of the relevant approved stock exchange.

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19.	REGISTERED HOLDER ABSOLUTE OWNER

19.1.	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

19.2.	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

20.	TRANSFER OF REGISTERED SHARES AND CLEARING HOUSES

20.1.	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Merqueo Holdings (the “Company”)

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FOR VALUE RECEIVED ..........................[amount] , I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address] , [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

20.2.	Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

20.3.	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

20.4.	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

20.5.	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

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20.6.	Article 20.1 to 20.5 shall automatically terminate upon the consummation of an Acceptable Listing.

20.7.	Following the consummation of an Acceptable Listing, the instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

20.8.	The Directors may, in their absolute discretion, decline to register any transfer of Shares, subject to any applicable requirements imposed from time to time by the SEC and the Designated Stock Exchange.

20.9.	If a clearing house or depository (or its nominee) is a Member it may, by resolution of its directors, other governing body or authorised individual(s) or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members; provide that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he or she represents as that clearing house (or its nominee) could exercise if it were an individual Member of the Company holding the number and class of Shares specified in such authorisation.

21.	TRANSMISSION OF REGISTERED SHARES

21.1.	Subject to Article 20.7 and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, in the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Act, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

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21.2.	Subject to Article 20.7 and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Merqueo Holdings (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

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Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

21.3.	Subject to Article 20.7 and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, on the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

21.4.	Subject to Article 20.7 and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

22.	EVIDENCE OF LISTED SHARES

22.1.	Notwithstanding anything to the contrary in these Articles, shares that are listed or admitted to trading on an approved stock exchange may be evidenced and transferred in accordance with the rules and regulations of such exchange.

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ALTERATION OF SHARE CAPITAL

23.	POWER TO ALTER CAPITAL

23.1.	Subject to the Act, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)	increase its capital by such sum divided into shares of such amounts as the resolution shall prescribe or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares, provided that any fractions of a share that result from such a consolidation or division of its share capital shall be automatically repurchased by the Company at (i) the market price on the date of such consolidation or division, in the case of any shares listed on a Designated Stock Exchange and (ii) a price to be agreed between the Company and the applicable Member in the case of any shares not listed on a Designated Stock Exchange;

(c)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(e)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

23.2.	For the avoidance of doubt it is declared that paragraph 23.1(b), (c) and (d) do not apply if at any time the shares of the Company have no par value.

23.3.	Subject to the Act, the Company may from time to time by Special Resolution reduce its share capital.

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24.	VARIATION OF RIGHTS ATTACHING TO SHARES

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

25.	DIVIDENDS

25.1.	The Directors shall establish an account to be called the “share premium account” and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share in the Company. Unless otherwise provided by the provisions of these Articles, the Directors may apply the share premium account in any manner permitted by the Statute and the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. The Company shall at all times comply with the provisions of these Articles, the Statute and the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law in relation to the share premium account.

25.2.	The Board may, subject to these Articles and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company).

25.3.	Where the Board determines that a dividend shall be paid wholly or partly by the distribution of specific assets, the Board may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Board may fix the value of such specific assets and vest any such specific assets in trustees on such terms as the Board thinks fit.

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25.4.	Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Board determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Act.

25.5.	No unpaid dividend shall bear interest as against the Company.

25.6.	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

25.7.	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

25.8.	The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

25.9.	This Article 25 is subject to the Act, and where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law

26.	POWER TO SET ASIDE PROFITS

26.1.	The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Board may also, without placing the same to reserve, carry forward any profit which it decides not to distribute.

26.2.	Subject to any direction from the Company in general meeting, the Board may on behalf of the Company exercise all the powers and options conferred on the Company by the Act in regard to the Company’s share premium account.

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26.3.	This Article 26 is subject to the Act, and where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

27.	METHOD OF PAYMENT

27.1.	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid to such person and in such manner (including, without limitation, cheque, draft, electronic transfer etc.) as the Member may in writing direct.

27.2.	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid to such person and in such manner (including, without limitation, cheque, draft, electronic transfer etc.) as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

27.3.	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

27.4.	This Article 27 is subject to the Act, and where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

28.	CAPITALISATION

28.1.	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

28.2.	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

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MEETINGS OF MEMBERS

29.	ANNUAL GENERAL MEETINGS

29.1	The Company will in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Board shall appoint. No business shall be transacted at any general meeting unless a quorum is present. The holders of a simple majority of the issued Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

29.2	A general meeting of the Company’s shareholders shall be convened as an annual general meeting once during each financial year of the Company, no later than ninety (90) days following the first day of such financial year, which meeting shall, inter alia, approve the management accounts of the Company and decide on any distributions (as defined in the Shareholders Agreement) to be made to Shareholders or any other use of the profits of the Company for the preceding Financial Year;

29.3	The Board shall provide the Company’s audited financial statements to all Shareholders at least fifteen (10) Business Days before the Shareholders’ Meeting which is held to approve and adopt such audited financial statements.

29.4	No resolution shall be deemed to have been duly passed by the Shareholders by circulation or written consent unless the resolution has been circulated in draft form, together with all information required to make a fully-informed, good faith decision with respect to such resolution and appropriate documents required to evidence passage of such resolution, if any, to all Shareholders at their usual address, and has been unanimously approved in writing by those Shareholders which are entitled to vote on such resolution.

29.5	The vote represented by each Preferred Share shall be determined on an as-converted to Ordinary Shares basis.

29.6	Following the consummation of an Acceptable Listing, and subject to these Articles, Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting. [At an annual general meeting of the Company, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual general meeting, business must be (a) specified in a notice of meeting given by or at the direction of the board of Directors, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the board of Directors or the chairman or (c) otherwise properly brought before the meeting by a Member present in person who (1) (x) was a record owner of shares of the Company both at the time of giving the notice provided for in this Article and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with this Article in all applicable respects or (2) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing provision (z) shall be the exclusive means for a Member to propose business to be brought before an annual general meeting. The only matters that may be brought before an extraordinary general meeting are the matters specified in the notice of such meeting, and Members shall not be permitted to propose business to be brought before an extraordinary general meeting. For purposes of this Article, “present in person” shall mean that the Member proposing that the business be brought before the annual meeting of the Company, or a qualified representative of such proposing Member, appear at such annual general meeting. A “qualified representative” of such proposing Member shall be a duly authorized officer, manager or partner of such Member or any other person authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members. Members seeking to nominate persons for election to the board of Directors must comply with this Article.

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30.	EXTRAORDINARY GENERAL MEETINGS

30.1.	General meetings other than annual general meetings shall be called extraordinary general meetings.

30.2.	The Board may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary by a resolution adopted by the majority of the Directors, and may not be called by any other persons or persons, notwithstanding the applicable provisions of Article 31 (Requisitioned Extraordinary General Meetings).

30.3.	The quorum for a duly convened extraordinary general meeting shall be Shareholders, present in person, by proxy or by telephone or video conference or similar electronic means, holding Shares of the Company representing more than fifty percent (50%) of the voting Shares of the Company then outstanding. Subject to the provisions set forth in Article 11 (Supermajority Voting Requirements), resolutions may be passed at an extraordinary general meeting by a vote of majority of the voting Shares of the Company held by Shareholders present at such extraordinary general meeting, except if any of the resolutions put forth before the Shareholders to be voted at the extraordinary general meeting, require the approval by way of a Special Resolution, as applicable under Cayman Islands law.

30.4.	In the absence of a valid quorum at an extraordinary general meeting, such extraordinary general meeting shall be adjourned to the same time and place not earlier than ten (10) Business Days but no later than twenty (20) Business Days thereafter as the Chairman may determine. The quorum requirements set out in Article 30.3 above shall also be applicable at such adjourned meeting; provided, that if two (2) consecutive meetings of which notice has been duly given in accordance with Article 32.1 below or this Article 30.4 are inquorate, the quorum for the next meeting shall be reduced to Shareholders holding at least forty percent (40%) of the voting Shares of the Company then outstanding. For the avoidance of doubt, this Article 30.4 is not intended to, and shall not be interpreted to, limit or modify the approval requirements under Article 11 (Supermajority Voting Requirements) in any respect.

30.5.	No resolution shall be deemed to have been duly passed by the Shareholders by circulation or written consent unless the resolution has been circulated in draft form, together with all information required to make a fully-informed, good faith decision with respect to such resolution and appropriate documents required to evidence passage of such resolution, if any, to all Shareholders at their usual address, and has been unanimously approved in writing by those Shareholders which are entitled to vote on such resolution.

30.6.	The provisions of this Article 30 and Article 31 shall apply, mutatis mutandis, to meetings of any class of Shareholders.

30.7.	The vote represented by each Preferred Share shall be determined on an as-converted to Class A Ordinary Shares basis.

31.	REQUISITIONED EXTRAORDINARY GENERAL MEETINGS

31.1.	The Board shall, on the requisition of one of the Shareholders or one of the Major Investors in the case of Article 31.3 (below) holding at the date of the deposit of the requisition not less than one- tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at extraordinary general meetings, forthwith proceed to convene an extraordinary general meeting. To be effective the requisition must be provided in Timely Notice and shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the registered office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

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31.2.	If the Board does not, within twenty-one days from the date of the requisition, duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Board.

31.3.	Each of the Major Investors may request that an extraordinary general meeting of the Shareholders’ be held to discuss the matters set forth in Article 11 (Supermajority Voting Requirements).

31.4.	An extraordinary general meeting of the Shareholders’ may be convened at any time if the interests of the Company so require, and the Directors are requisitioned by such Shareholder(s) to convene such meeting.

32.	NOTICE

32.1.	At least 20 Business Days’ notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

32.2.	At least five days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

32.3.	Written notice of either an annual general meeting or an extraordinary general meeting shall be given to all Shareholders entitled to vote. Unless otherwise agreed by all Shareholders, such written notice shall:

(i)	attach an agenda setting out in detail the items of business proposed to be transacted at such each Shareholders’ Meeting together with necessary information and supporting documents; provided, that in the case of any extraordinary meeting, if such information and supporting documents are not available at the time such notice and agenda are delivered, they may be provided subsequently but no later than five (5) Business Days before either such annual general meeting or such extraordinary general meeting; and

(ii)	specify the date, time and venue of either the general meeting or the extraordinary general meeting, which venue shall be the main office of the Company unless a different venue is agreed with the consent of all Directors.

No business shall be transacted at any Shareholders’ Meeting other than that specified in the notice provided for in Article 32.3 above without the prior consent of all Shareholders entitled to vote present at each respective meeting.

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32.4.	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

32.5.	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

32.6.	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

33.	GIVING NOTICE AND ACCESS

33.1.	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

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(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website), such notification being given by any of the methods set out in paragraphs (a) through (d) hereof, in which case the notice shall be deemed to have been served at the time when the instructions for access and the posting on the website are complete.

33.2.	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

33.3.	In proving service under paragraphs 33.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

34.	POSTPONEMENT OF GENERAL MEETING

Subject to the Act and where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Board may postpone any general meeting called in accordance with these Articles provided that notice of postponement is given to the Members before the time for such meeting. A new notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Articles.

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35.	ELECTRONIC PARTICIPATION IN MEETINGS

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

36.	QUORUM AT GENERAL MEETINGS

36.1.	Subject to Article 29 and Article 30, at any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

36.2.	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Articles.

37.	CHAIRMAN TO PRESIDE

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence, a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

38.	VOTING ON RESOLUTIONS

38.1.	Subject to the Act and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Articles and in the case of an equality of votes the resolution shall fail.

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38.2.	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

38.3.	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote (and prior to the consummation of an Applicable Listing each holder of a Preferred Shared shall vote on an as- converted basis, on a one-for-one basis) and shall cast such vote by raising his hand.

38.4.	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

38.5.	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Articles, be conclusive evidence of that fact.

39.	POWER TO DEMAND A VOTE ON A POLL

39.1.	Notwithstanding the foregoing, a poll may be demanded by the chairman of the meeting or at least one Member.

39.2.	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

39.3.	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman of the meeting may direct.

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Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

39.4.	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

40.	VOTING BY JOINT HOLDERS OF SHARES

Subject to the Act and where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, in the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

41.	INSTRUMENT OF PROXY

41.1.	Subject to the Act and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, an instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

Merqueo Holdings (the “Company”)

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I/We, [insert names here] , being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here].

Signed this [date]

Member(s)

41.2.	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by a duly authorised officer or attorney.

41.3.	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

41.4.	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

42.	REPRESENTATION OF CORPORATE MEMBER

42.1.	Subject to the Act and where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable LawA corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

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42.2.	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

43.	ADJOURNMENT OF GENERAL MEETING

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with these Articles.

44.	WRITTEN RESOLUTIONS

44.1.	Subject to these Articles, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Article.

44.2.	A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) all the Members, or all the Members of the relevant class thereof, entitled to vote thereon and may be signed in as many counterparts as may be necessary.

44.3.	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

44.4.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Act.

44.5.	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

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45.	DIRECTORS ATTENDANCE AT GENERAL MEETINGS

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

46.	ELECTION OF DIRECTORS

46.1.	The Board shall consist of seven (7) Directors to be elected at the Shareholders meeting according to the following rules, and three (3) observers to be appointed from time to time by IDB Invest, Blue Like an Orange and IDC (the “Board Observer”):

46.2.	The Board shall be appointed as following:

(i)	Portland shall have the right to nominate two (2) Directors;

(ii)	Fuel Investors shall have the right to nominate two (2) Directors;

(iii)	MGM Investors shall have the right to nominate one (1) Director;

(iv)	The holder of Ordinary Shares, shall have the right to nominate one (1) Director;

(v)	One (1) Independent Director shall be nominated by majority vote of the shareholders meeting; provided, that until such Independent Director has been nominated or when such seat is vacant, such Board seat shall be appointed by the Shareholders (other than the Shareholders set forth in clauses (i), (ii), and (iii) above).

46.3.	One (1) observer, to attend Board meetings and meetings of each Board committee, whom shall be granted observer status at the Board, shall be appointed by IDB Invest and one observer shall be appointed by IDC as long as IDC holds at least 5% of the equity of the Company on a fully diluted basis. For the avoidance of doubt, a Board Observers shall not have, and shall not be deemed to have, any of the duties or rights of a Director and shall not be entitled to vote at any meeting of the Board or a committee thereof.

46.4.	Each Shareholder and the Company shall, in accordance with this Article 46, shall ensure that each individual nominated to act as a Director in accordance with these Articles is promptly appointed as a Director.

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46.5.	If at any time any board seat becomes available, or any shareholder holding at least five (5%) of the outstanding and issued shares of the Company wishes to propose a new election for the Board, the Board shall call a new shareholders’ meeting in the form of an extraordinary general meeting to implement a new election to the board. In any case, one of the Directors shall be independent, for purposes of the election, the lists presented by the Shareholders at the general meeting shall include an Independent Director.

46.6.	Each Shareholder or group of Shareholders shall ensure, to the fullest extent of all rights and powers available to it, that the Board is promptly and fully appointed, including attending and exercising its voting power to elect the Board as appropriate.

46.7.	The following Articles from Article 46.1 to Article 46.6 shall terminate upon the consummation of an Acceptable Listing.

46.8.	Upon the consummation of an Acceptable Listing the following Articles (Article 46.8 to 46.13) shall apply, the Board may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to these Articles, and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

46.9.	Following the consummation of an Acceptable Listing, the Board shall consist of seven (7) Directors, and or such number of Directors as fixed by the Board from time to time (not less than one Director) provided however, that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

46.10.	Following the consummation of an Acceptable Listing, the Company may from time to time, at a general meeting, by way of an Ordinary Resolution appoint any person to be a Director.

46.11.	Subject to these Articles, in accordance with these Articles, and prior to a general meeting, and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the persons to be nominated for appointment as a Director shall be selected by the Directors and or the Shareholders prior to a general meeting. In the exercise of such discretion, the Directors shall have regard to the terms of any agreements or other contractual arrangements that the Company is a party to from time to time and any proposals to nominate a director given to the Directors by way of written notice by the Shareholders to the Directors, 10 Business Days prior to a general meeting. The Directors then shall present the list of nominee(s) to be elected and appointed each as a Director at a general meeting.

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46.12.	Following the consummation of an Acceptable Listing, in accordance with these Articles, and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Board’s composition and diversity shall be in accordance with all applicable listing requirements rules and regulations of the Designated Stock Exchange, inclusive of all applicable exemptions provided to a “foreign private issuer”.

47.	BOARD COMMITTEES AND APPOINTMENT

47.1	In addition, the Company shall constitute and maintain the following committees (for the avoidance of doubt, the Board Observer designated by the IDB Invest shall have the right to attend all meetings of each such committee, but the attendance of the Board Observer shall not be counted for quorum purposes only up until the consummation of an Acceptable Listing, and following the consummation of an Acceptable Listing, there will be no Board Observer):

(i)	an Audit Committee, to be comprised of three (3) Independent Directors in accordance with the applicable listing requirements of the Designated Stock Exchange and the time period exemptions provided to a “foreign private issuer”: to be elected by the Board of Directors. The Audit Committee shall (A) have such duties and responsibilities as set forth in an Audit committee charter adopted by the Board, (B) if provided for under the applicable rules and regulations of the Designated Stock Exchange, as applicable, be chaired by any Director or any executive or employee of the Company invited as guest to chaired the Committee (any such guests shall not have, and shall not be deemed to have, any of the duties or rights of a member of the committee and shall not be entitled to vote at any meeting of a committee thereof); (C) meet at least quarterly subject to the applicable requirements and rules and regulations of the Designated Stock Exchange;

(ii)	a Compensation Committee, to be comprised of three members; three (3) Directors to be elected by the Board of Directors; the Compensation Committee shall be in accordance with the compensation committee charter and as applicable, the listing requirements and the rules and regulations of the Designated Stock Exchange, as applicable, inclusive of all applicable exemptions provided to a “foreign private issuer” and shall (A) assist the Board in determining the compensation of executive officers and employees earning or expected to earn gross annual compensation (fixed and variable) in excess of twenty-five million Colombian Pesos a month (B) administer the Company’s Share Option Plans, (C) perform such other duties as are set forth in the compensation committee charter adopted by the Board and (D) meet at least semi-annually, subject to the applicable listing requirements and rules and regulations of the Designated Stock Exchange; and

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(iii)	a Sustainability Committee, to be comprised of a certain number of members, elected by the Directors from time to time, and such number of members as set by the Directors from time to time, and if decided by a majority of the Directors, will be in accordance with and governed by a sustainability committee charter developed by the Directors.

47.3	In connection with the foregoing provision upon the consummation of an Acceptable Listing and subject to these Articles, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

48.	TERM OF OFFICE OF DIRECTORS

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

49.	REMOVAL OF DIRECTORS

49.1	Subject to these Articles, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law the Directors may from time to time by ordinary resolution remove any Director from office, whether or not appointing another in his stead.

49.2	A director may be removed from office by the Members by Special Resolution only for cause (“cause” for removal of a Director shall be deemed to exist only if (a) the Director whose removal is proposed has been convicted of an arrestable offence by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or extraordinary general meeting of the Board called for that purpose, or by a court of competent jurisdiction, to have been guilty of wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such director’s ability to perform his or her obligations as a Director) at any time before the expiration of his or her term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

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50.	VACANCY IN THE OFFICE OF DIRECTOR

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Articles;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies;

(d)	resigns his office by notice to the Company;

(e)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(f)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

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51.	REMUNERATION OF DIRECTORS

The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Board as it may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

52.	DEFECT IN APPOINTMENT

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

53.	DIRECTORS TO MANAGE BUSINESS

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles and the provisions of the Act.

54.	POWERS OF THE BOARD OF DIRECTORS

54.1	The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

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(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Board for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

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(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

(l)	The Director may, from time to time, and except as required by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters, as the Directors shall determine by resolution from time to time.

(m)	The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, and the Compensation Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law).

54.2	The Company shall not and in the case of the sub-sections below referring to Material Subsidiaries, shall ensure that each of its Material Subsidiaries (as defined in the Shareholders Agreement) shall not, take decisions or actions relating to the following matters without the prior approval of majority of the Directors present at any meeting:

(i)	adopt, materially amend, terminate, or repeal the Share Option Plan, or adopt, materially amend, terminate or repeal any other share option, incentive or equity- linked compensation plan applicable to the Company or any Material Subsidiary, provided the issuance of Equity Securities if any, shall be a matter to be defined by the Shareholders Meeting;

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(ii)	the incurrence of any (i) capital expenditure or (ii) other expenditure outside of the ordinary course of the business of the Company or any Material Subsidiary, in each case in excess of one thousand million Colombian Pesos (COP 1,000,000,000) (or the equivalent in any other currency) in the aggregate in any Financial Year, except for any such expenditure which is provided for in the Business Plan;

(iii)	the delegation by the Directors of the Company or any Material Subsidiary thereof of any of their powers to a committee (other than any such delegation to committees created under Article 47 in accordance with the terms set forth therein);

(iv)	the incurrence of any Debt, or the entry into any agreement for the incurrence of any Debt, by the Company or any Material Subsidiary, other than in the ordinary course of business or as approved by the general guidelines determined by the Shareholders’ Assembly;

(v)	the creation or acquisition of any new direct or indirect Subsidiary of the Company or the acquisition by the Company or any existing Subsidiary thereof of an interest in any Share Capital of another entity in excess of fifty percent (50%) of the total Share Capital of such entity;

(vi)	any Affiliate Transaction other than those referred to in Article 55 below and non- material agreements that are negotiated on an arm’s-length basis in the ordinary course of business or are contemplated by the Business Plan;

(vii)	the approval of, or material amendment or material deviation to, the Business Plan (including the capital and operating budgets) of the Company or any Material Subsidiary;

(viii)	without limiting the foregoing subsections of this Article 55, the entry by the Company or any Material Subsidiary into any agreement, contract or other arrangement involving an amount of one thousand million Colombian Pesos (COP 1,000,000,000) (or the equivalent in any other currency) or more, except to the extent provided for in the Business Plan or as priorly approved by the Shareholders meeting; or

(ix)	The hiring or termination of any of the executive officers of the Company or any Material Subsidiary, or any changes to the compensation paid to any such executive officer.

54.3	The Board shall approve the relevant calculation with respect to any adjustment caused to the then-applicable “conversion price”, in accordance with and as defined in the Shareholders Agreement, for any Preferred Shares.

Article 54.2 and Article 54.3 shall terminate upon the consummation of an Acceptable Listing.

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55.	REGISTER OF DIRECTORS AND OFFICERS

The Board shall keep and maintain a Register of Directors and Officers in accordance with the Act.

56.	OFFICERS

The Officers shall consist of a Secretary, if appointed, and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

57.	APPOINTMENT OF OFFICERS

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

58.	DUTIES OF OFFICERS

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

59.	REMUNERATION OF OFFICERS

The Officers shall receive such remuneration as the Board may determine.

60.	CONFLICTS OF INTEREST

60.1.	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

60.2.	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest.

60.3.	An Interested Director who has complied with the requirements of the foregoing Article may:

(a)	vote in respect of such contract or proposed contract; and/or

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(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

60.4.	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. Any Director who enters into a contract or arrangement or has a relationship that is reasonably likely to be implicated under this Article or that would reasonably be likely to affect a Director’s status as an “Independent Director”, if applicable, under the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law shall disclose the nature of his or her interest in any such contract or arrangement in which he or she is interested or any such relationship.

61.	INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

61.1.	The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof, and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly) and their heirs, executors, administrators and personal representatives (each an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer. The Company may enter into certain indemnification agreement with directors and officers from time to time.

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61.2.	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD OF DIRECTORS

62.	BOARD MEETINGS

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

63.	NOTICE OF BOARD MEETINGS

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

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64.	ELECTRONIC PARTICIPATION IN MEETINGS

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

65.	REPRESENTATION OF DIRECTOR

65.1.	A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

65.2.	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

65.3.	A Director who is not present at a Board meeting, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

66.	QUORUM AT BOARD MEETINGS

The quorum necessary for the transaction of business at a Board meeting shall be a majority of the Directors present either by telephone or other electronic method or in person, provided that if there is only one Director for the time being in office the quorum shall be one.

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67.	BOARD TO CONTINUE IN THE EVENT OF VACANCY

The Board may act notwithstanding any vacancy in its number.

68.	CHAIRMAN TO PRESIDE

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all Board meetings at which such person is present. In his absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

69.	WRITTEN RESOLUTIONS

69.1.	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by written resolution in accordance with this Article.

69.2.	A written resolution may be signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors in as many counterparts as may be necessary.

69.3.	A written resolution made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

69.4.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Act.

69.5.	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

70.	VALIDITY OF PRIOR ACTS OF THE BOARD

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

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CORPORATE RECORDS

71.	MINUTES

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

72.	REGISTER OF MORTGAGES AND CHARGES

72.1.	The Board shall cause to be kept the Register of Mortgages and Charges required by the Act.

72.2.	The Register of Mortgages and Charges shall be open to inspection in accordance with the Act, at the registered office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

73.	FORM AND USE OF SEAL

73.1.	The Company may adopt a seal, which shall bear the name of the Company in legible characters, and which may, at the discretion of the Board, be followed with or preceded by its dual foreign name or translated name (if any), in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Cayman and, if the Board thinks fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be issued.

73.2.	The Seal (if any) shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, until otherwise determined by the Board, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Board or the committee of the Board.

73.3.	Notwithstanding the foregoing, the Seal (if any) may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

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ACCOUNTS

74.	BOOKS OF ACCOUNT

74.1.	The Board shall cause to be kept proper books of account including, where applicable, material underlying documentation including contracts and invoices, and with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

74.2.	Such books of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

74.3.	Such books of account shall be retained for a minimum period of five years from the date on which they are prepared.

74.4.	No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

75.	FINANCIAL YEAR END

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

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AUDITS

76.	AUDIT

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

77.	APPOINTMENT OF AUDITORS

77.1.	The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

77.2.	Whenever there are no Auditors appointed as aforesaid the Board may appoint Auditors to hold office for such period as the Board may determine or earlier removal from office by the Company in general meeting.

77.3.	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

78.	REMUNERATION OF AUDITORS

78.1.	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting.

78.2.	The remuneration of an Auditor appointed by the Board in accordance with these Articles shall be fixed by the Board.

79.	DUTIES OF AUDITOR

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor’s tenure of office.

80.	ACCESS TO RECORDS

80.1.	The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

80.2.	The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

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VOLUNTARY WINDING-UP AND DISSOLUTION

81.	WINDING-UP

81.1.	Subject to the provisions of these Articles, the Company may be voluntarily wound-up by a Special Resolution.

81.2.	Subject to the provisions of these Articles, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

82.	CHANGES TO ARTICLES

Subject to the Act and to the conditions contained in its memorandum, the Company may, by Special Resolution, alter or add to its Articles.

83.	CHANGES TO THE MEMORANDUM OF ASSOCIATION

Subject to the Act and these Articles, the Company may from time to time by Special Resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

84.	DISCONTINUANCE

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Act.

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